As filed with the United States Securities and Exchange Commission on December 16, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bluegreen Corporation
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	03-0300793 (I.R.S. Employer Identification No.)
4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
(561) 912-8000
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

Anthony M. Puleo
Bluegreen Corporation
4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
(561) 912-8270
(Name, address, including Zip Code, and telephone number, including area code, of agent for service)

Copies to:
Alison W. Miller, Esq.
Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130
Telephone: (305) 789-3200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement, as determined by market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act other than securities offered only in connection with dividend or interest reinvest reinvestment plans, check the following box.      ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed	Amount of
Title of each class of	Amount to be	offering price	maximum aggregate	registration
securities to be registered	registered(1)	per unit(2)	offering price	fee(3)
Common Stock ($0.01 par value) (4)
Preferred Stock ($0.01 par value)
Debt Securities
Subscription Rights(5)
Total	$100,000,000		$100,000,000	$3,930

(1)	There are being registered hereunder an indeterminate number of shares of common stock, par value $0.01 per share, an indeterminate number of shares of preferred stock, par value $0.01 per share, an indeterminate number of principal amount of debt securities and an indeterminate number of subscription rights to purchase shares of common stock or other securities for an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or in exchange for preferred stock or debt securities or pursuant to the antidilution provisions of any such securities.

(2)	The proposed maximum offering price per class of security will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4)	Each share of common stock registered hereunder includes an associated right to purchase from the Registrant one one-hundredth of a share of Series A Junior Participating Preferred Stock for $40.00. These purchase rights are not exercisable until the occurrence of certain prescribed events, none of which has occurred. Until the occurrence of any such event, these purchase rights are and will be evidenced by the certificates representing the common stock and may be transferred only with the common stock. The value attributable to these purchase rights, if any, is reflected in the value of the common stock.

(5)	Represents subscription rights to purchase common stock or other securities.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2008
PROSPECTUS
Bluegreen Corporation
$100,000,000
Common Stock
Preferred Stock
Debt Securities
Subscription Rights
     We may from time to time offer and sell in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $100,000,000. We will specify in an accompanying prospectus supplement the specific terms of any offering and the securities offered.
     Our common stock is listed on the New York Stock Exchange under the trading symbol “BXG.” The last reported sale price of our common stock on December 15, 2008 was $2.58 per share.
     You should read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and in any prospectus supplement carefully before you invest. The securities offered by this prospectus may be sold directly by us to purchasers through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
     Investing in our securities involves risks. You should carefully consider the risk factors referred to in the section entitled “ Risk Factors” on page 3 of this prospectus, including the risk factors discussed in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, as well as in any prospectus supplement.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is _____________, 200__.

TRADEMARKS
     The terms “Bluegreen®,” “Bluegreen Communities®,” “Bluegreen Vacation Club®,” “Colorful Places To Live And Play®,” and the “Bluegreen Logo®” are registered in the U.S. Patent and Trademark Office by Bluegreen Corporation.

ABOUT THIS PROSPECTUS
     Unless otherwise stated or the context otherwise requires, references in this prospectus to “the Company,” “we,” “our” or “us” refer to Bluegreen Corporation and its consolidated subsidiaries.
     The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplement, includes all material information relating to this offering. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website (www.sec.gov) or at the SEC’s office mentioned under the heading “Where You Can Find More Information.”
BLUEGREEN CORPORATION
     We are a leading provider of colorful places to live and play through our resorts and residential community businesses. We are organized into two divisions: our resorts business, Bluegreen Resorts, and our residential communities business, Bluegreen Communities.
     Bluegreen Resorts was founded in 1994 to capitalize on the growth of the vacation ownership industry. Bluegreen Resorts acquires, develops and markets vacation ownership interests (“VOIs”) in resorts generally located in popular, high-volume, “drive-to” vacation destinations. VOIs in our resorts typically entitle the buyer to use resort accommodations through an annual or biennial allotment of “points,” which represent their ownership and beneficial use rights in perpetuity in our Bluegreen Vacation Club. We believe the Bluegreen Vacation Club allows our VOI owners to customize their vacation experience in a more flexible manner than traditional fixed-week vacation ownership programs. Members in our Bluegreen Vacation Club may stay in any of our participating resorts or take advantage of an exchange program offered by a third-party, world-wide vacation ownership exchange network of over 3,700 resorts and other vacation experiences, such as cruises and hotel stays. At September 30, 2008, we had over 194,000 Bluegreen Vacation Club members.

     Bluegreen Communities acquires, develops and subdivides property and markets residential land homesites, the majority of which are sold directly to retail customers who seek to build a home in a high-quality residential setting, in some cases on properties featuring a golf course and related amenities. Historically, we have focused on developing residential homesites near major population centers but outside the perimeter of intense subdivision development, or in popular retirement areas. We have also focused on developing residential homesites on properties which are suitable for subdivision and have attractive topographical features and which, for certain projects, could accommodate a golf course and related amenities. Our goal has been to acquire properties which will result in an acceptable profit margin and cash flow to us based upon anticipated retail value. As of September 30, 2008, Bluegreen Communities was actively selling homesites directly to retail customers in communities in Georgia, North Carolina and Texas. As of September 30, 2008, Bluegreen Communities had approximately $165.0 million of inventory and Bluegreen Communities’ estimated remaining life-of-project sales (which we define as the aggregate sales of the existing, currently under construction or development, and planned VOIs or homesites, at current retail prices) were approximately $460.0 million.
     We generate revenue from VOI and homesite sales, from Bluegreen Resorts’ operation and management of its properties and from Bluegreen Communities’ operations and management of its golf courses. We also generate significant interest income through our financing activities. We offer financing to purchasers of our VOIs of up to 90% of the purchase price of our VOIs. During the nine months ended September 30, 2008, the typical financing extended by us on a VOI provided for a 10 year term and a fixed interest rate. In connection with VOI sales within the Bluegreen Vacation Club, we deliver the deed on behalf of the purchasers to the trustee of the Bluegreen Vacation Club and secure repayment of the purchaser’s obligation by obtaining a mortgage on the purchaser’s real estate-based VOI. During the nine months ended September 30, 2008, sales of VOIs accounted for 88% of our consolidated sales, and approximately 95% of our VOI owners utilized our financing. While we have in the past offered financing to purchasers of Bluegreen Communities’ homesites, less than 2% of homesite purchasers historically have obtained financing from us.
     We were organized in September 1985 under the laws of the State of Massachusetts. Our principal executive offices are located at 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431. Our telephone number is (561) 912-8000.

RISK FACTORS
     Investing in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” in any prospectus supplement, in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q. If any of the possible events described in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. Additional risks and uncertainties not presently known to us may also adversely impact our operations. You should also carefully consider all of the other information contained in or incorporated by reference into, this prospectus and any applicable prospectus supplement, including our financial statements and related notes, before investing in our securities.
FORWARD-LOOKING STATEMENTS
     Some of the statements contained or incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. You may identify these statements by forward-looking words such as “may,” “intend,” “expect,” “anticipate,” “believe”, “will,” “should,” “project,” “estimate,” “plan” or other comparable terminology or by other statements that do not relate to historical facts. All statements, trend analyses and other information relative to the market for our products, remaining life-of -project sales, our expected future sales, financial position, operating results, liquidity and capital resources, our business strategy, financial plan and expected capital requirements as well as trends in our operations, receivables performance or results are forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond our control, including changes in economic conditions, generally, in areas where we operate, or in the travel and tourism industry, availability of financing, increases in interest rates, changes in regulations and other factors discussed throughout our SEC filings, including the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, all of which could cause our actual results, performance or achievements, or industry trends, to differ materially from any future results, performance, or achievements or trends expressed or implied herein. Given these uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements and no assurance can be given that the plans, estimates and expectations reflected herein will be achieved. Factors that could adversely affect our future results can also be considered general risk factors with respect to our business, whether or not they relate to a forward-looking statement. We wish to caution you that the risk factors referred to in this prospectus in some cases have affected, and in the future could affect, our actual results and could cause our actual consolidated results to differ materially from those expressed in any forward-looking statements.
USE OF PROCEEDS
     Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which could include the repayment of debt or repurchases of our common stock. We may also use a portion of the net proceeds to acquire or invest in other companies, businesses or assets. At the present time, we have not entered into any agreements in principle relating to any material acquisitions.
RATIO OF EARNINGS TO FIXED CHARGES
     The table below contains our consolidated ratio of earnings to fixed charges for each of the periods indicated (dollar amounts in thousands):

	Nine Months Ended
	September 30,	Year Ended December 31,
	2008	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	1.54	2.10	2.63	3.89	3.48	2.16
     We computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of computing this ratio, “earnings” consist of income before provision for income taxes, minority interest and cumulative effect of changes in accounting principles plus fixed charges. “Fixed charges” consist of the sum of interest expense on indebtedness, including amounts capitalized into construction and development.

DESCRIPTION OF SECURITIES
     The following is a general description of the terms and provisions of the securities we may offer and sell under this prospectus. These summaries are not meant to be a complete description of each security. This prospectus, together with the applicable prospectus supplement, will contain the material terms and conditions for the offered security. The applicable prospectus supplement may add, update or change the terms and conditions of the securities described in this prospectus.
DESCRIPTION OF CAPITAL STOCK
     The following summary describes the material terms of our capital stock. For the complete terms of our capital stock, you should read the more detailed provisions of our Articles of Organization as well as the applicable provisions of the Massachusetts Business Corporation Act. See “Where You Can Find More Information.”
     Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share, of which 400,000 shares have been designated Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”). Holders of our common stock are not entitled to preemptive rights. As of December 10, 2008, we had 32,497,626 shares of common stock issued and outstanding and no shares of preferred stock were outstanding.
Common Stock
Voting Rights
     Holders of common stock are entitled to one vote per share on all matters to be voted on by the shareholders, including the election of directors, and do not have cumulative voting rights. Accordingly, holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election, and in such event, the holders of the remaining shares would not be able to elect any person to the Board of Directors. Except as limited by Massachusetts law, all actions of the shareholders may be taken by the vote or consent of the holders of a majority of the Company’s outstanding shares of common stock.
Dividends; Liquidation Rights
     Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available assets. Upon any liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.
Transfer Agent
     The transfer agent for our common stock is BNY Mellon Shareowner Services. The transfer agent’s address is 300 Galleria Parkway NW, Suite 1020, Atlanta, Georgia 30339.
Preferred Stock
     Pursuant to our Articles of Organization, the Board of Directors has the authority, without further action by the shareholders (unless shareholder action is required by applicable law or the rules and regulations of the New York Stock Exchange), to designate and issue up to 1,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, provided that the Board of Directors may not decrease the number of shares of a series below the number of shares of such series then outstanding.

     The Board of Directors will fix the designations, voting powers, preferences and rights of each series of preferred stock we offer hereunder, as well as the qualifications, limitations or restrictions thereof, in an amendment to our Articles of Organization. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any amendment to our Articles of Organization that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:
•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
     Under Massachusetts law, the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our Articles of Organization if the amendment would:
•	increase or decrease the aggregate number of authorized shares of the class or the series;

•	authorize an exchange or effect a reclassification of all or part of the shares of the class or series into shares of another class or series;

•	authorize an exchange or create a right of exchange, or effect a reclassification, of all or part of the outstanding shares of another class or series into shares of the class or series;

•	change the designation, or the stated rights, preferences or limitations of all or part of the shares of the class or the series;

•	change all or part of the shares of the class or series into a different number of shares of the same class or series;

•	increase the voting rights of the outstanding shares of another class or series relative to the voting rights of the subject class or series;

•	increase directly the stated rights or preferences of the outstanding shares of another class or series with respect to distributions or to dissolution, to make them prior, superior, or substantially equal to the rights or preferences of the subject class or series, or do so indirectly by way of implementing an exchange or reclassification of the outstanding shares of the other class or series into shares of a third class or series;

•	limit or deny an existing preemptive right of all or part of the outstanding shares of the class or series; or

•	cancel or otherwise affect interests in distributions or dividends that have accumulated but not yet been declared on all or part of the outstanding shares of the class or series.
     This right is in addition to any voting rights that may be provided for in the applicable amendment to our Articles of Organization.
     Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
Conversion or Exchange Rights
     If we issue preferred stock under this prospectus, we will set forth in the applicable prospectus supplement the terms under which the preferred stock may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the preferred stock receive would be subject to adjustment.
Description of Series A Preferred Stock Purchase Rights
     On July 27, 2006, we declared a dividend distribution of Series A Preferred Stock purchase rights (the “Rights”) for each outstanding share of common stock. The Rights are not exercisable until a person or group acquires 10% or more of our outstanding voting securities or commences or announces an intention to commence a tender or exchange offer for 10% or more of the outstanding common stock. In addition, until the occurrence of any such event and subject to certain exceptions, the Rights will be evidenced by the certificates representing the common stock and may be transferred only with the common stock. Once a Right is exercisable, the holder will initially be entitled to purchase one one-hundredth of a share of Series A Preferred Stock at a price of $40, subject to adjustment. However, the Rights will be modified upon certain events, including the acquisition of 10% or more of the common stock by persons other than the existing control shareholders or if the Company is acquired in a merger or business combination or through the sale of 50% or more of its assets, so that thereafter each Right will entitle the holder to purchase either shares of common stock or shares of the acquiring entity at half the market price of such shares. The Rights will expire on July 27, 2016 and may be redeemed by the Board of Directors at a price of $.01 per Right. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company or shares representing more than 10% of our common stock without the approval of our Board of Directors.
Series A Preferred Stock
     The Series A Preferred Stock will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of our preferred stock. Series A Preferred Stock may not be issued except upon exercise of the Rights described above. Each share of Series A Preferred Stock will be entitled to receive when, as and if declared by our Board of Directors, a quarterly dividend in an amount equal to the greater of $1.00 per share or 100 times the cash dividends declared on a share of common stock.

     In addition, each share of Series A Preferred Stock is entitled to 100 times any non-cash dividends (other than dividends payable in equity securities) declared on each share of common stock in like kind. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to adjustment, equal to 100 times the aggregate amount to be distributed per share to holders of shares of common stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. Each share of Series A Preferred Stock will have 100 votes, voting together with the common stock as a single voting group, unless separate group voting is required under Massachusetts law. In the event of any merger, consolidation or other transaction in which common stock is exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of common stock. The rights of the Series A Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.
Certain Anti-Takeover Effects
     Our Articles of Organization and Bylaws contain provisions which could have anti-takeover effects. These provisions include, without limitation:
•	the authority of our Board of Directors to issue additional shares of preferred stock and to fix the relative rights and preferences of the preferred stock without additional shareholder approval;

•	the division of our Board of Directors into three classes of directors with three-year staggered terms; and

•	the terms of the Rights and the Series A Preferred Stock discussed above.
DESCRIPTION OF DEBT SECURITIES
     This prospectus describes the general terms and provisions of the debt securities that we may offer. If we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. For a complete description of the material terms of a particular issue of debt securities, you must refer to both the prospectus supplement relating to that series and to the following description.
     If issued, we will issue the debt securities under an indenture between us and U.S. Bank National Association, as trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939. We have filed a copy of the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the material portions of the indenture below, but you should read the indenture for other provisions that may be important to you. We qualify the following summary in its entirety by reference to the provisions of the indenture.
General
     The debt securities will be our direct unsecured general obligations. We will establish the terms of each series of debt securities that we will issue under the indenture by a resolution of our Board of Directors. We will detail the terms of the debt securities that we will offer in an officers’ certificate under the indenture or by a supplemental indenture. We will describe the particular terms of each series of debt securities that we issue in a prospectus supplement relating to that series. The specific terms described in any prospectus supplement may differ from the terms described below and, in the event of any such conflict, the terms described in the prospectus supplement will control.

     Under the indenture, we can issue an unlimited amount of debt securities, including debt securities that are convertible into or exchangeable for our other securities, including our common stock. We may issue the debt securities:
•	in one or more series,

•	with the same or various maturities,

•	at par,

•	at a premium, or

•	at a discount.
     We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the initial offering price,

•	the aggregate principal amount of that series of debt securities,

•	the title of the debt securities,

•	any limit on the aggregate principal amount of the debt securities,

•	the date or dates on which we will pay the principal on the debt securities,

•	the maturity date,

•	the per annum rate or rates (which may be fixed or variable) or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest,

•	the date or dates from which interest will accrue,

•	the date or dates on which interest will commence and be payable,

•	any regular record date for the interest payable on any interest payment date,

•	the place or places where we will pay the principal, premium, and interest with respect to the debt securities,

•	the terms and conditions upon which we may redeem the debt securities,

•	any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities,

•	the denominations in which we will issue the debt securities, if we issue them other than in denominations of $1,000 or any integral multiple thereof,

•	whether we will issue the debt securities in the form of certificated debt securities or global securities,

•	the currency of denomination of the debt securities,

•	any addition to or change in the events of default that are described in this prospectus or in the indenture,

•	any change in the acceleration provisions that are described in this prospectus or in the indenture,

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series, and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.
     We may issue debt securities that provide that we must only pay an amount less than our stated principal amount if our maturity date accelerates. In the prospectus supplement, we will also provide you with information relating to the federal income tax considerations and other special considerations that apply to any of the particular debt securities.
Conversion or Exchange Rights
     We will set forth in the prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions for adjustments to the number of shares of our common stock or our other securities that the holders of the series of debt securities would receive upon conversion or exchange.
Form, Exchange and Transfer
     Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or DTC, as depositary, or a nominee of DTC (a “book-entry debt security”), or a certificate issued in definitive registered form (a “certificated debt security”).
     We will describe whether the particular series of debt securities will be a book-entry debt security or a certificated debt security in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, we will not issue book-entry debt securities in certificated form.
   Certificated Debt Securities
     You may transfer or exchange certificated debt securities at the trustee’s office or at paying agencies as provided for in the indenture. We will not charge you any service charge for any transfer or exchange of certificated debt securities, but may require you to pay a sum sufficient to cover any tax or other governmental charge that may be required in connection with your transfer or exchange.
     You may transfer certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing your certificated debt securities. After you surrender your certificated debt securities, we or the trustee will reissue your certificate to the new holder or we or the trustee will issue a new certificate to the new holder.
   Global Debt Securities and Book-Entry System
     A global debt security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same:
•	original issue date,

•	date or dates on which we must pay principal and interest, and

•	interest rate or method of determining interest.
     We will deposit each global debt security representing book-entry debt securities with, or on behalf of, the depositary and will also register the global debt security in the name of the depositary or its nominee. It is anticipated that the depositary will follow the following procedures with respect to book-entry debt securities.

     Only persons who have accounts with the depositary for the related global debt security, or participants, or a person that holds an interest through a participant may own beneficial interests in book-entry debt securities. When we issue a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the appropriate principal amounts of the book-entry debt securities that each participant owns. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate the accounts that the depositary will credit. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests in book-entry debt securities will be effected only through, records that the depositary maintains for the related global debt security (for interests of participants) and records that the participants maintain (for interests of persons holding through participants). The laws of some states may require that some purchasers of securities take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities because we will not issue book-entry debt securities in certificated form, except under the special circumstances that are described below.
     So long as the depositary, or its nominee, is the registered owner of a global debt security, we will consider the depositary or its nominee as the sole owner or holder of the book-entry debt securities represented by the associated global debt security for all purposes under the indenture. Except as described in this prospectus or the applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names and will not receive or be entitled to receive physical delivery of a certificate in definitive form representing their securities. We will not consider beneficial owners of book-entry debt securities the owners or holders of those securities under the indenture. As a result, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the depositary’s procedures for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.
     We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise some rights of holders of debt securities, and the indenture provides that we, the trustee and our and the trustee’s respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture.
     We will make payments of the principal, premium and interest on the book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     We expect the depositary, upon receipt of any payment of the principal, premium or interest with respect to a global debt security, will immediately credit the participants’ accounts with payments in amounts proportionate to the amounts of book-entry debt securities they each hold, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
     We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Holders of global debt securities may exchange their global debt securities for certificated debt securities if an event of default under the book-entry debt securities represented by those global debt securities has occurred and is continuing. We will register any certificated debt securities that we issue in exchange for a global debt security in the name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

     We have obtained the previous information in this section concerning the depositary and the depositary’s book-entry registration and transfer system from sources we believe to be reliable, but take no responsibility for the accuracy of this information.
Consolidation, Merger and Sale of Assets
     Unless we provide otherwise in the applicable prospectus supplement, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to, or acquirer of, such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into, or exchangeable for, our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Covenants
     Unless stated otherwise in the applicable prospectus supplement and in a supplement to the indenture, a resolution of our Board of Directors or an officers’ certificate delivered under the indenture, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.
Events of Default Under the Indenture
     Under the indenture, an “event of default” means, with respect to any series of debt securities, any of the following:
•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and the continuance of that default for a period of 30 days (unless we deposit the entire amount of the payment with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of, or premium on, any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due on any debt security of that series;

•	default in the performance or breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	some events of bankruptcy, insolvency or reorganization of the Company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
     No event of default for a particular series of debt securities, except for the events of default relating to events of bankruptcy, insolvency or reorganization, will necessarily constitute an event of default for any other series of debt securities.
     If an event of default for debt securities of any series occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

At any time after a declaration of acceleration with respect to debt securities of any series, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to us having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal that has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification of Indenture; Waiver” below. If we issue a series of debt securities that are discount securities, the prospectus supplement relating to that series will contain the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.
     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to some rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given the trustee written notice of a continuing event of default under the debt securities of that series; and

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and the trustee has failed to institute the proceeding within 60 days.
     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest with respect to that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
     The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement of our compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification of Indenture; Waiver
     We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of each affected holder of the debt security if that amendment will:
•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•	reduce the principal of, or premium on, or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the deposit of any sinking fund payment or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal, premium or interest with respect to any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal, premium or interest with respect to any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, waivers of or amendments to the right of holders of debt securities to receive payment of the principal, premium and interest with respect to those debt securities and to institute suit for the enforcement of any payment; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.
     We and the trustee may amend or supplement the indenture or the securities of one or more series without the consent of any holders of the outstanding debt securities:
•	to cure any ambiguity, defect or inconsistency;

•	to comply with the provisions of the indenture relating to the merger or consolidation of the Company, or the sale, conveyance, transfer or other disposition of the property of the Company in its entirety;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holders of the outstanding debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted by the indenture;

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.
     Except for some specified provisions of the indenture, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal, premium or any interest with respect to any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
     The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations under the debt securities of any series (except for some obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be discharged when we deposit with the trustee, in trust, money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest, and any mandatory sinking fund payments, for the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities.

     We will be discharged only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that holders of the debt securities of the series from which we wish to be discharged will:
•	not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge; and

•	be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
     The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with specified conditions, we may omit to comply with certain restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a resolution of the Board of Directors or an officers’ certificate delivered pursuant to the indenture.
     The conditions include us:
•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest, and any mandatory sinking fund payments, for the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
     In the event we exercise our option not to comply with some covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations we have deposited with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.
     “Foreign government obligations” means for the debt securities of any series that are denominated in a currency other than U.S. dollars:
•	direct obligations of the government that issued or caused to be issued the currency in question for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.
Governing Law
     The indenture and the debt securities will be governed by and construed under the laws of the State of Florida.

DESCRIPTION OF SUBSCRIPTION RIGHTS
     The following summary describes the general terms and provisions of the subscription rights to purchase our common stock or other securities that we may offer to our shareholders. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agent agreement to be entered into between us and a bank or trust company, as subscription rights agent, that we will name in the applicable prospectus supplement. The subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights.
     The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including, among others:
•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the number of shares of common stock or amount of any other securities purchasable upon exercise of the rights;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exercise of such subscription rights.
     Each subscription right will entitle the holder of the subscription right to purchase for cash the number of shares of our common stock or other securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void and of no further force or effect.
     Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue the shares of common stock purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

     The description in the applicable prospectus supplement and other offering material of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read any applicable subscription rights certificate, prospectus supplement and other offering material in their entirety.
PLAN OF DISTRIBUTION
     We may sell the securities covered by this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers. The prospectus supplement or supplements will describe the terms of the offering of the securities, including:
•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.
     Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
     If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
     We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
LEGAL MATTERS
     The validity of the securities being offered by this prospectus will be passed upon for us by Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Miami, Florida.

EXPERTS
     The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Exchange Act. Accordingly, we file quarterly, annual, and current reports, proxy statements and other reports with the SEC. You can read and copy our public documents filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC’s Public Reference Rooms.
     Our filings with the SEC are also available from its Internet website at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the trading symbol “BXG.”
     The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement as well as the information incorporated by reference in these documents before making an investment decision.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:
•	our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 3, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 9, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the SEC on August 7, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the SEC on November 10, 2008;

•	our Current Report on Form 8-K, filed with the SEC on January 7, 2008;

•	our Current Report on Form 8-K, filed with the SEC on February 19, 2008;

•	our Current Report on Form 8-K, filed with the SEC on April 4, 2008;

•	our Current Report on Form 8-K, filed with the SEC on April 23, 2008;

•	our Current Report on Form 8-K, filed with the SEC on May 28, 2008;

•	our Current Report on Form 8-K, filed with the SEC on July 11, 2008;

•	our Current Report on Form 8-K, filed with the SEC on July 18, 2008;

•	our Current Report on Form 8-K, filed with the SEC on July 22, 2008;

•	our Current Report on Form 8-K, filed with the SEC on September 2, 2008;

•	our Current Report on Form 8-K, filed with the SEC on September 16, 2008;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2008, that are deemed “filed” with the SEC under the Exchange Act;

•	the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on December 27, 1985, from our Registration Statement on Form S-1 (SEC File No. 33-13076);

•	the description of our preferred share purchase rights contained in our Registration Statement on Form 8-A, filed with the SEC on August 2, 2006, and the amendments thereto on Form 8-A/A, filed with the SEC on October 18, 2006, May 24, 2007, October 16, 2007 and July 18, 2008, respectively; and

•	any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act, until we complete our offering of all of the securities under this prospectus.

     You may review and obtain the foregoing documents at our internet website at www.bluegreencorp.com, provided that no other information on our website shall be deemed incorporated by reference. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:
Bluegreen Corporation
Anthony M. Puleo, Senior Vice President, Chief Financial Officer and Treasurer
4960 Conference Way North, Suite 100
Boca Raton, FL 33431
(561) 912-8270
-OR-
Investor Relations:
The Equity Group, Inc.
Devin Sullivan
(212) 836-9608

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the expenses (other than underwriters discounts and commissions) to be borne by Bluegreen Corporation (the “Registrant”) in connection with the offering to which this registration statement relates. With the exception of the SEC registration fee, all amounts shown are estimates.

Amount
SEC registration fee	$3,930
Legal fees and expenses	$150,000
Accounting fees and expenses	$100,000
Trustee fees and expenses	$15,000
Subscription agent fees and expenses	$20,000
Information agent fees and expenses	$25,000
Printing and mailing expenses	$50,000
Miscellaneous	$46,070

TOTAL	$410,000

Item 15. Indemnification of Directors and Officers
     As permitted by Chapter 156B of the Massachusetts General Laws (“Chapter 156B”), the Registrant’s Restated Articles of Organization, as amended (the “Charter”), contain a provision which limits the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty of care as a director. Under current law, liability is not eliminated for (i) any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 61 and Section 62 of Chapter 156B or (iv) any transaction from which the director derived an improper personal benefit. This provision does not eliminate a stockholder’s right to seek nonmonetary remedies, such as an injunction, rescission or other equitable remedy, to redress action taken by the directors. However, there may be instances in which no effective equitable remedy is available.
     The Registrant’s Charter provides, in part, that the Registrant shall indemnify any person who is or was a director or officer of the Registrant and each person who is or was serving as a director or officer of another organization in which the Registrant directly or indirectly owns shares or of which the Registrant is directly or indirectly a creditor against all liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in settlement or as fines and penalties and counsel fees and disbursements reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director or officer or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant. Such indemnification is not exclusive of other indemnification rights arising under any by-laws, agreement, board of directors’ or stockholders’ vote or otherwise.
     Currently, applicable Massachusetts law provides that officers and directors may receive indemnification from their corporations for actual or threatened lawsuits, except that indemnification may not be provided for any person with respect to any matter to which such person has been adjudicated not to have acted in good faith in the reasonable belief that such person’s action was in the best interest of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Massachusetts law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of Massachusetts law. The Registrant currently maintains such insurance.

Item 16. Exhibits
     The following is a list of Exhibits to this registration statement:

4.1	Form of Debt Securities Indenture.

4.2	Form of Subscription Rights Certificate. *

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (set forth in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page in Part II of this Registration Statement).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Debt Securities Trustee.

99.1	Form of Notice of Guaranteed Delivery.*

*	To be filed by amendment.
Item 17. Undertakings
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida, on the 16th day of December, 2008.

BLUEGREEN CORPORATION
By:	/s/ John M. Maloney, Jr.
John M. Maloney, Jr.
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Maloney, Jr. and Anthony M. Puleo, and each of them acting alone, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, including any additional registration statement relating to the registration of additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ John M. Maloney, Jr. John M. Maloney, Jr.	President and Chief Executive Officer	December 16, 2008
/s/ Anthony M. Puleo Anthony M. Puleo	Senior Vice President, Chief Financial Officer and Treasurer	December 16, 2008
/s/ Raymond S. Lopez Raymond S. Lopez	Senior Vice President and Chief Accounting Officer	December 16, 2008
/s/ Alan B. Levan Alan B. Levan	Chairman of the Board	December 16, 2008
/s/ John E. Abdo John E. Abdo	Vice Chairman of the Board	December 16, 2008
/s/ Norman H. Becker Norman H. Becker	Director	December 16, 2008
/s/ Lawrence A. Cirillo Lawrence A. Cirillo	Director	December 16, 2008

SIGNATURE	TITLE	DATE
/s/ Robert F. Dwors Robert F. Dwors	Director	December 16, 2008
/s/ Scott W. Holloway Scott W. Holloway	Director	December 16, 2008
/s/ John Laguardia John Laguardia	Director	December 16, 2008
/s/ Mark A. Nerenhausen Mark A. Nerenhausen	Director	December 16, 2008
/s/ J. Larry Rutherford J. Larry Rutherford	Director	December 16, 2008
/s/ Arnold Sevell Arnold Sevell	Director	December 16, 2008

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Debt Securities Indenture.

4.2	Form of Subscription Rights Certificate. *

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (set forth in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page in Part II of this Registration Statement).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Debt Securities Trustee.

99.1	Form of Notice of Guaranteed Delivery.*

*	To be filed by amendment.